EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT
                             DATED AS OF MAY 1, 2003
                                     BETWEEN
                           TRANS GLOBAL SERVICES, INC.
                                       AND
                            ARTHUR PINER GRIDER, III


Arthur Piner Grider, III ("Executive") and Trans Global Services, a Delaware Corporation, and its subsidiaries (collectively, "Company") hereby agree as follows:

1.  TERM

The term of this Agreement shall commence as of May 1, 2003 and shall terminate on May 1, 2005 with annual options thereafter.

2.  DUTIES

Executive shall be employed by the Company as its Chief Executive Officer ("CEO") and President. Executive shall report directly and solely to the Board of Directors ("Board"). Executive shall devote full time and best efforts to the Company and to fulfillment of the responsibilities called for by his position, which shall include such duties as may from time to time be assigned by the Company. The Executive shall promptly disclose any enterprise in which he has a managerial role, majority ownership, controlling relationship or other financial interests. In the event Company does business with enterprise in which Executive has any interests, Executive shall recuse himself from participating in those business relationship.

3.  SALARY

Executive shall receive an annual base salary of $200,000 for the Period of Employment. For any period thereafter during which this Agreement remains in effect, the Executive's Base Salary may be increased consistent with recommendations from the Compensation Committee of the Board, but the Company shall have no obligation hereunder to effect such increases. Annually, the Compensation Committee will review the Executive's Base salary for competitiveness and appropriateness in the industry. In no event, however, will the Executive's Base Salary on or after May 1, 2003 be less than an annual rate of $200,000. Base Salary, will be payable according to the customary payroll practices of the Company and will be subject to all required withholding for taxes.

4.  BONUS

In lieu of participation in any other Company-sponsored annual bonus program, Executive shall be eligible for a target annual bonus of 100% of the Base Salary earned during the fiscal year, with the actual amount of the bonus determined by the Compensation Committee based on an assessment of Company financial performance and Executive's strategic accomplishments during the fiscal year. In no way should the target bonus amount be construed as limiting the actual bonus amount that may be paid to the Executive in any fiscal year. A bonus shall be payable in cash or a combination of cash, Restricted Stock or Stock Options, as mutually agreed by and between the Executive and the Compensation Committee. Final approval of the Executive bonus will be by vote of the majority of the Board.


5.  HEALTH  AND  WELFARE  BENEFITS

During the Period of Employment, the Executive shall be entitled to participate, under the terms and conditions thereof, in any group life medical, dental or other health and welfare program generally available to management personnel of the Company which may be in effect from time to time during the Period of Employment. In addition, Executive shall be provided with supplemental benefits at no cost to the Executive which result in the following levels of coverage, inclusive of any coverage provided by basic Company-sponsored benefits:

     (a) Pre-Retirement Life Insurance equal to three (3) times Executive's annual Base Salary.
     (b) Post-Retirement life insurance equal to one and one-half (1.5) times Executive's annual base salary as of the date of Executive's retirement.
     (c) Disability coverage from all Company-sponsored and government sources combined to equal to 60% of Base Salary plus pro-rata target bonus, less any required offsets.

6.  LIFE  STYLE  PERQUISITES

The Executive shall receive the following perquisites:

     (a) The Executive will be provided with an automobile. This perquisite may take the form of reimbursements of monthly payments on an Executive owned vehicle(taxable), payment of monthly lease (non-taxable) or an agreed to monthly cash automobile allowance (non taxable).
     (b) The Company will reimburse the Executive for his initial membership fee, monthly dues and other associated costs for a Health/Executive Club Membership, subject to approval of the Board of Directors.
     (c) During each year of the term of this Agreement, Executive may take vacations at the standard number of days set by Company policy, or such other period as the Board may authorize, during which time Executive's compensation shall be paid in full and he shall continue to participate in all other rights and benefits.
     (d) The Company will reimburse the Executive for all reasonable and necessary expenses incurred by him for or on behalf of the benefit of the Company.


7.  TERMINATION  BY  THE  COMPANY

The Company shall have the right to terminate this Agreement under the following circumstances:

     (i)  Upon  death  of  the  Executive
     (ii) Upon notice to the Executive in the event of an illness or other disability which has incapacitated him from performing his duties for six consecutive months as determined in good faith by the Board.
    (iii) For good cause upon notice from the Company. Termination by the Company of the Executive's employment for "good cause" as used in this Agreement shall be limited to gross negligence or malfeasance by Executive in performance of his duties under the Agreement or the voluntary resignation by the Executive as an employee of the Company without the prior written consent of the Company.

If this Agreement is terminated pursuant to Section 7 (i) above, Executive's rights and Company's obligations hereunder shall terminate except as expressly provided in this Agreement.

Notice of termination pursuant to 7(ii)-(iii) must be given to the Executive within 5 calendar days of the Board's action. Notice shall be by registered or certified mail or by courier delivery to the Executive at both the Houston, Texas offices of the Company as well as to Executive's last known home address.

8.  TERMINATION  BY  EXECUTIVE

Executive shall have the right to terminate his employment under this Agreement upon 30 calendar days written notice to the Company given within 60 calendar days following the occurrence of any of the following events:

     (a)  Executive  is  not  elected  or retained Chief Executive Officer (CEO)

     (b) Company acts to change the geographic location of the performance of Executive's duties from the Houston, Texas Metropolitan area.

9.  CONSEQUENCES  OF  BREACH  BY  THE  COMPANY

If this Agreement is terminated pursuant to Section 8 hereof, or if the Company shall terminate the Executive's employment under this Agreement in any other manner that is considered a breach of this Agreement by the Company, the following shall apply:

     (a) Executive shall receive payment, in cash or Restricted stock as mutually agreed by the Executive and the Board, equal to the present value of the Executive's base salary hereunder for the remainder of the term, payable within 30 calendar days of the date of such termination.
     (b) All stock options and Restricted Stock granted by the Company to the Executive under the Plan or granted by the Company prior to the date of termination shall become immediately exercisable. The Company shall pay for and cause the registration of any Restricted Stock.

10.  BINDING  AGREEMENT

This Agreement shall be binding upon and inure to the benefit of the Executive, his heirs, distributes and assigns and company, its successor assigns. Executive may not, without the express written permission of the Company, assign or pledge any rights or obligations hereunder to any person, firm or corporation.

11.  GOVERNING  LAW

This Agreement shall be governed by and construed in accordance with the laws of
the state of Texas.   Company and Executive agree that Harris County, Texas will be  the  venue  for  any  disputes  arising  from  this  Agreement.

IN WITNESS THEREOF, the parties have executed this Agreement this 6th day of May, 2003, effective as of May 1, 2003.



Executive:    /s/ Arthur P. Grider
              ------------------------------------
                  Arthur P. Grider


Compensation  Committee  Chairperson:     /s/ Paul E. McManus
                                          ------------------------------------
                                          Paul E. McManus